UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2010

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On January 18, 2010, Newmont Ghana Gold Limited (the “Company”), an indirect affiliate of Newmont Mining Corporation, issued a news release reporting that the Company received notification of the findings by a Ministerial Panel appointed by the Minister of Environment, Science & Technology of the Government of Ghana regarding an overflow incident that occurred on October 8, 2009, at the Company’s Ahafo Mine in Ghana. In the report, the Panel recognized that there was no regulatory framework by which to assess compensation or penalties relating to such incidents, but recommended that compensation of seven million Ghana Cedis (approximately US $4.9 million dollars) be paid by the Company. The Company has confirmed its intention to satisfy applicable compensation obligations resulting from the overflow once the final amount of compensation has been determined and that the Company is implementing appropriate corrective measures. A copy of the Company’s news release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, January 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

Dated: January 20, 2010

By: /s/ Jeffrey K. Reeser
       Jeffrey K. Reeser
       Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, January 18, 2010

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